Exhibit 10.1

FIRST AMENDMENT TO THE TRANSITION SERVICES AGREEMENT

This First Amendment to the Transition Services Agreement (the “Amendment”), is entered into as of January 31, 2025 (the “Amendment Effective Date”), by and between Passage Bio, Inc. (“Passage”) and Gemma Biotherapeutics, Inc. (“Gemma”).

RECITALS

WHEREAS, Passage and Gemma entered into that certain Transition Services Agreement, dated as of July 31, 2024 (the “Agreement”); and

WHEREAS, the Parties have mutually agreed to amend the Agreement as follows, in accordance with Section 9.6 of the Agreement;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, and on the terms and subject to the conditions set forth herein, the Parties hereby agree as follows:

1.Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.
2.Section 5.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Term. Unless earlier terminated, this Agreement is effective beginning on the Effective Date and will expire on May 31, 2025 (the “Term”).

3.Section 5.7 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Effects of Termination. Upon expiration or termination of this Agreement (in its entirety), Gemma shall be responsible for the payment of any and all charges and fees owed to Passage under this Agreement for the Service(s) rendered prior to the later of (A) the date of expiration or termination (as applicable), and (B) in the event that Passage is contractually or legally required to incur expenses related to any Service(s) provided hereunder beyond such date of expiration or termination (as applicable), the date that Passage is no longer contractually or legally required to incur such expenses. The expiration or termination of this Agreement (in its entirety) will not relieve either Party from its obligations or liabilities arising hereunder prior to the date of such expiration or termination, nor will it affect the rights of either Party with respect to any claims or damages it may have suffered as a result of any breach of this Agreement by the other Party. Notwithstanding the expiration or termination of this Agreement, Article 2, Article 4, Article 8, and Article 9, and Sections 3.3, 5.7 and 7.1 shall survive.”

4.Exhibit A of the Agreement is hereby deleted and replaced in its entirety with the Exhibit A attached hereto.
5.As expressly amended by this Amendment, the Agreement shall continue in full force and effect pursuant to its terms.
6.	No waiver, alteration or modification of any of the provisions of this Amendment shall be binding unless made in writing and signed by the Parties.

7.This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by Electronic Delivery shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.
8.This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to any rules of conflict of laws that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, Passage and Gemma have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the Amendment Effective Date.

Passage Bio, Inc.		Gemma Biotherapeutics, Inc.

By:	/s/ Will Chou	By:	/s/ James M. Wilson

	Name: Will Chou, M.D.		Name: James M. Wilson, M.D., Ph.D.

	Title: Chief Executive Officer		Title: Chief Executive Officer

[Signature Page to First Amendment to the Transition Services Agreement]

EXHIBIT A

[*]